                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-8 of our report dated February 18, 1998 (March 9, 1998 as to note 2), appearing in the Annual Report on Form 10-K/A of Fisher Scientific International Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
New York, New York
June 16, 1998